                                                                    EXHIBIT 10.6

                                 JOHN ROSENTHAL
                              EMPLOYMENT AGREEMENT


         This Employment Agreement (this "Agreement") is made and entered into as of the 1st day of October, 2002 (the "Effective Date"), by and between ST. JOSEPH CAPITAL CORPORATION, a Delaware corporation (the "Employer"), and John Rosenthal (the "Executive").

                                    RECITALS

         A. The Executive has been employed by the Employer as the President and Chief Executive Officer of the Employer and of Employer's subsidiary Indiana state bank St. Joseph Capital Bank (the "Bank") pursuant to that certain employment agreement dated March 18, 1996 (the "Prior Agreement").

         B. The Employer wishes to continue to employ the Executive as an officer of the Employer and the Bank for a specified term and the Executive is willing to continue such employment upon the terms and conditions hereinafter set forth.

         C. The Employer and the Executive wish to amend and restate the Prior Agreement as set forth herein.

         NOW, THEREFORE, in consideration of the premises and of the covenants and agreements hereinafter contained, it is covenanted and agreed by and between the parties hereto as follows:

                                   AGREEMENTS

         1. POSITION AND DUTIES. The Employer hereby employs the Executive as the President and Chief Executive Officer of the Employer and of the Bank or in such other senior executive capacity as shall be mutually agreed between the Employer and the Executive. During the period of the Executive's employment hereunder, the Executive shall devote his best efforts and full business time, energy, skills and attention to the business and affairs of the Employer. The Executive's duties and authority shall consist of and include all duties and authority customarily performed and held by persons holding equivalent positions with business organizations similar in nature and size to the Employer, as such duties and authority are reasonably defined, modified and delegated from time to time by the Board of Directors of the Employer (the "Board"). The Executive shall have the powers necessary to perform the duties assigned to him and shall be provided such supporting services, staff, secretarial and other assistance, office space and accoutrements as shall be reasonably necessary and appropriate in the light of such assigned duties.

         2. COMPENSATION. As compensation for the services to be provided by the Executive hereunder, the Executive shall receive the following compensation, expense reimbursement and other benefits:

            (a) BASE COMPENSATION. Effective as of the Effective Date the Executive shall receive an aggregate annual minimum base salary at the rate of One Hundred and Sixty Thousand Dollars ($160,000) payable in installments in accordance with the regular payroll schedule of the Employer. Such base salary shall be subject to review annually commencing in 2003 and shall be increased to no less than One Hundred and Seventy-Five Thousand Dollars ($175,000) effective January 1, 2003 and no less than Two Hundred Thousand Dollars ($200,000) effective January 1, 2004. Thereafter, such base salary shall be maintained or increased during the term hereof in accordance with the Employer's established management compensation policies and plans.

            (b) PERFORMANCE BONUS. The Executive shall receive an annual performance bonus, payable within sixty (60) days after the end of the fiscal year of the Employer. The amount, if any, shall be determined by the Human Resources Committee of the Board and shall generally be based on a combination of organization-wide and individual performance criteria.

            (c) AUTOMOBILE ALLOWANCE. The Executive shall receive an automobile allowance which shall provide a payment to the Executive, after required withholding, equal to Eight Hundred and Fifty Dollars ($850) per month. Such allowance shall be subject to review annually commencing in 2003 and shall be maintained or increased during the term hereof in accordance with the Employer's established management policies and plans, or Board decision. In addition to the automobile allowance described above, the Employer shall also include the Executive under its general corporate automobile insurance program and pay all expenses thereof.

            (d) CLUB MEMBERSHIP. The Executive shall be reimbursed for initiation fees and membership dues at the local country club of his choice.

            (e) REIMBURSEMENT OF EXPENSES. The Executive shall be reimbursed, upon submission of appropriate vouchers and supporting documentation, for all travel, entertainment and other out-of-pocket expenses reasonably and necessarily incurred by the Executive in the performance of his duties hereunder and shall be entitled to attend seminars, conferences and meetings relating to the business of the Employer consistent with the Employer's established policies in that regard.

            (f) OTHER BENEFITS. The Executive shall be entitled to all benefits specifically established for him and, when and to the extent he is eligible therefor, to participate in all plans and benefits generally accorded to senior executives of the Employer, including, but not limited to, pension, profit-sharing, supplemental retirement, incentive compensation, bonus, disability income, split-dollar life insurance, group life, medical and hospitalization insurance, and similar or comparable plans, and also to perquisites extended to similarly situated senior executives, provided, however, that such plans, benefits and perquisites shall be no less than those made available to all other employees of the Employer.

            (g) VACATIONS. The Executive shall be entitled to an annual vacation in accordance with the vacation policy of the Employer which vacation shall be taken at a time or times mutually agreeable to the Employer and the Executive; provided, however, that the Executive shall be entitled to at least twenty (20) days of paid vacation annually.

            (h) WITHHOLDING. The Employer shall be entitled to withhold from amounts payable to the Executive hereunder, any federal, state or local withholding or other taxes or charges which it is from time to time required to withhold. The Employer shall be entitled to rely upon the opinion of its legal counsel with regard to any question concerning the amount or requirement of any such withholding.

            (i) LIFE INSURANCE. The Executive shall have purchased on his behalf at the expense of the Employer Life Insurance on the Executive's life in an amount equal to Three Hundred Thousand Dollars ($300,000). The Executive shall be allowed to name, and change at his election, the beneficiary or beneficiaries of such life insurance.

         3. CONFIDENTIALITY AND LOYALTY. The Executive acknowledges that during the course of his employment he may produce and have access to material, records, data, trade secrets and information not generally available to the public (collectively, "Confidential Information") regarding the

      Employer and its subsidiaries and affiliates. Accordingly, during and subsequent to termination of this Agreement, the Executive shall hold in confidence and not directly or indirectly disclose, use, copy or make lists of any such Confidential Information, except to the extent that such information is or thereafter becomes lawfully available from public sources, or such disclosure is authorized in writing by the Employer, required by a law or any competent administrative agency or judicial authority, or otherwise as reasonably necessary or appropriate in connection with performance by the Executive of his duties hereunder. All records, files, documents and other materials or copies thereof relating to the Employer's business which the Executive shall prepare or use, shall be and remain the sole property of the Employer, shall not be removed from the Employer's premises without its written consent, and shall be promptly returned to the Employer upon termination of the Executive's employment hereunder. The Executive agrees to abide by the Employer's reasonable policies, as in effect from time to time, respecting avoidance of interests conflicting with those of the Employer.

         4. TERM AND TERMINATION.

         (a) TERM. The Executive's employment hereunder shall be for a continuous and self-renewing three (3) year term commencing as of the Effective Date, unless terminated by either party effective as of ninety
      (90) days after written notice to that effect is delivered to the other party.

         (b) PREMATURE TERMINATION.

               (i) In the event of the termination of this Agreement by the
            Employer for any reason prior to the last day of the then current term under subparagraph (a) of this Section 4, and for any reason other than a termination in accordance with the provisions of paragraph (d) of this Section 4, then notwithstanding any mitigation of damages by the Executive, the Employer shall pay the Executive the sum of three (3) times: (A) the Executive's then-current base salary, (B) a bonus amount equal to fifty percent (50%) of the Executive's then-current base salary, plus (C) the value of the contributions that would have been made or credited by the Employer under all employee retirement plans for the benefit of the Executive (based upon the aggregate contributions made or credited by the Employer under all employee retirement plans for the benefit of the Executive for the most recently ended fiscal year of the Employer). In addition, the Employer shall continue to provide coverage for the Executive under the health, life and disability insurance programs maintained by the Employer for three (3) years; provided, however, that the continued payment of these amounts by the Employer shall not offset or diminish any compensation or benefits accrued as of the date of termination.

               (ii) Payment to the Executive will be made on a monthly basis during the remaining term of this Agreement. At the election of the Employer, payments may be made in a lump sum. Such payments shall not be reduced in the event the Executive obtains other employment following the termination of employment by the Employer.

               (iii) If the Employer is not in compliance with its minimum capital requirements or if the payments required under subparagraph
            (i) above would cause the Employer's capital to be reduced below its minimum capital requirements, such payments shall be deferred until such time as the Employer is in capital compliance.

            c. CONSTRUCTIVE TERMINATION. If at any time during the term of this Agreement, except in connection with a termination pursuant to paragraph
      (d) of this Section 4, the Executive is Constructively Discharged (as hereinafter defined) then the Executive shall have the right, by written notice to the Employer within ninety (90) days of such Constructive Discharge, to terminate his services hereunder, effective as of thirty
      (30) days after such notice, and the Executive shall have no rights or obligations under this Agreement other than as provided in
      Section 5 hereof. The Executive shall in such event be entitled to a lump sum payment of compensation and benefits and continuation of the health, life and disability insurance as if such termination of his employment was pursuant to paragraph (b) of this Section 4.

             For purposes of this Agreement, the Executive shall be "Constructively Discharged" upon the occurrence of any one of the following events:

             (i) The Executive is not re-elected or is removed from the positions with the Employer set forth in Section 1 hereof, other than as a result of the Executive's election or appointment to positions of equal or superior scope and responsibility; or

             (ii) The Executive shall fail to be vested by the Employer with the powers, authority and support services of any of said offices; or

             (iii) The Employer shall notify the Executive that the employment term of the Executive will not be extended or further extended, as set forth in paragraph (a) of this Section 4; or

             (iv) The Employer changes the primary employment location of the Executive to a place that is more than fifty (50) miles from the primary employment location as of the Effective Date of this Agreement; or

             (v) The Employer otherwise commits a material breach of its obligations under this Agreement.

         (d) TERMINATION FOR CAUSE. This Agreement may be terminated for cause as hereinafter defined. "Cause" shall mean: (i) the Executive's death or his permanent disability, which shall mean the Executive's inability, as a result of physical or mental incapacity, substantially to perform his duties hereunder for a period of six (6) consecutive months; (ii) a material violation by the Executive of any applicable material law or regulation respecting the business of the Employer; (iii) the Executive being found guilty of a felony or an act of dishonesty in connection with the performance of his duties as an officer of the Employer, or which disqualifies the Executive from serving as an officer or director of the Employer; or (iv) the willful or negligent failure of the Executive to perform his duties hereunder in any material respect. The Executive shall be entitled to at least thirty (30) days' prior written notice of the Employer's intention to terminate his employment for any cause (except the Executive's death) specifying the grounds for such termination, a reasonable opportunity to cure any conduct or act, if curable, alleged as grounds for such termination, and a reasonable opportunity to present to the Board his position regarding any dispute relating to the existence of such cause.

         (e) TERMINATION UPON DEATH. In the event payments are due and owing under this Agreement at the death of the Executive, payment shall be made to such beneficiary as Executive may designate in writing, or failing such designation, to the executor of his estate, in full settlement and satisfaction of all claims and demands on behalf of the Executive. Such payments shall be in addition to any other death benefits of the Employer for the benefit of the Executive and in full settlement and satisfaction of all payments provided for in this Agreement.

         (f) TERMINATION UPON DISABILITY. The Employer may terminate the Executive's employment after the Executive is determined to be disabled under the current Employer program or by a physician engaged by the Employer. In the event of a dispute regarding the Executive's disability, each party shall choose a physician who together will choose a third physician to make a final determination. The Executive shall be entitled to the compensation and benefits provided for under this Agreement for any period during the term of this Agreement and prior to the establishment of the Executive's Disability during which the Executive is unable to work due to a physical or mental infirmity. Notwithstanding anything contained in this Agreement to the contrary, until the date specified in a notice of termination relating to the Executive's Disability, the Executive shall be entitled to return to his positions with the Employer as set forth in this Agreement in which event no Disability of the Executive will be deemed to have occurred.

         (g) TERMINATION UPON CHANGE OF CONTROL.

                  (i) In the event of a Change of Control (as defined below) of the Employer and the termination of the Executive's employment under either A or B below, the Executive shall be entitled to a lump sum payment of compensation and benefits and continuation of the health, life and disability insurance as of such termination of his employment was pursuant to paragraph (b) of this Section 4. Payments under this paragraph shall be subject to the limits of subparagraph (g)(iii) of this Section 4. The following shall constitute termination under this paragraph:

                     A. The Executive terminates his employment under this Agreement by a written notice to that effect delivered to the Board within one (1) year after the Change of Control.

                     B. The Agreement is terminated by the Employer or its successor within either the six (6) month period immediately preceding the Change of Control or the one
                          (1) year period immediately following the Change of Control.

                          (ii) For purposes of this paragraph, the term "Change
             of Control" shall mean the following:

                     A. The consummation of the acquisition by any person (as such term is defined in Section 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended (the "1934 Act")) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the 1934 Act) of thirty-three percent (33%) or more of the combined voting power of the then outstanding voting securities; or

                     B. The individuals who, as of the date hereof, are members of the Board cease for any reason to constitute a majority of the Board, unless the election, or nomination for election by the stockholders, of any new director was approved by a vote of a majority of the Board, and such new director shall, for purposes of this Agreement, be considered as a member of the Board; or

                     C. Approval by stockholders of: (1) a merger or consolidation if the stockholders immediately before such merger or consolidation do not, as a result of such merger or consolidation, own, directly or indirectly, more than sixty-seven percent (67%) of the combined voting power of the then outstanding voting securities of the entity resulting from such merger or consolidation in substantially the same proportion as their ownership of the combined voting power of the voting securities outstanding immediately before such merger or consolidation; or (2) a complete liquidation or dissolution or an agreement for the sale or other disposition of all or substantially all of the assets of the entity.

         Notwithstanding the foregoing, a Change of Control shall not be deemed to occur solely because thirty-three percent (33%) or more of the combined voting power of the then outstanding securities is acquired by: (1) a trustee or other fiduciary holding securities under one or more employee benefit plans maintained for employees of the entity; or (2) any corporation which, immediately prior to such acquisition, is owned directly or indirectly by the stockholders in the same proportion as their ownership of stock immediately prior to such acquisition.

                          (iii) It is the intention of the Employer and the
             Executive that no portion of any payment under this Agreement, or payments to or for the benefit of the Executive under any other agreement or plan, be deemed to be an "Excess Parachute Payment" as defined in Section 280G of the Internal Revenue Code of 1986, as amended (the "Code"), or its successors. It is agreed that the present value of and payments to or for the benefit of the Executive in the nature of compensation, receipt of which is contingent on the Change of Control of the Employer, and to which
             Section 280G of the Code applies (in the aggregate "Total Payments") shall not exceed an amount equal to one dollar less than the maximum amount which the Employer may pay without loss of deduction under Section 280G(a) of the Code. Present value for purposes of this Agreement shall be calculated in accordance with
             Section 280G(d)(4) of the Code. Within ninety (90) days following the earlier of (A) the giving of the notice of termination or (B) the giving of notice by the Employer to the Executive of its belief that there is a payment or benefit due the Executive which will result in an excess parachute payment as defined in Section 280G of the Code, the Executive and the Employer, at the Employer's expense, shall obtain the opinion of such legal counsel and certified public accountants as the Executive may choose (notwithstanding the fact that such persons have acted or may also be acting as the legal counsel or certified public accountants for the Employer), which opinions need not be unqualified, which sets forth (A) the amount of the Base Period Income of the Executive,
             (B) the present value of Total Payments and (C) the amount and present value of any excess parachute payments. In the event that such opinions determine that there would be an excess parachute payment, the payment hereunder or any other payment determined by such counsel to be includable in Total Payments shall be modified, reduced or eliminated as specified by the Executive in writing delivered to the Employer within sixty (60) days of his receipt of such opinions or, if the Executive fails to so notify the Employer, then as the Employer shall reasonably determine, so that under the bases of calculation set forth in such opinions there will be no excess parachute payment. The provisions of this subparagraph, including the calculations, notices and opinions provided for herein shall be based upon the conclusive presumption that (A) the compensation and benefits provided for in Section 2 hereof and (B) any other compensation earned by the Executive pursuant to the Employer's compensation programs which would have been paid in any event, are reasonable compensation for services rendered, even though the timing of such payment is triggered by the Change of Control; provided, however, that in the event such legal counsel so requests in connection with the opinion required by this subparagraph, the Executive and the Employer shall obtain, at the Employer's expense, and the legal counsel may rely on in providing the opinion, the advice of a firm of recognized executive compensation consultants as to the reasonableness of any item of compensation to be received by the Executive. In the event that the provisions of Sections 280G and 4999 of the Code are repealed without succession, this subparagraph shall be of no further force or effect.

         (h) REGULATORY SUSPENSION AND TERMINATION.

                          (i) If the Executive is suspended from office and/or
             temporarily prohibited from participating in the conduct of the Employer's affairs by a notice served under Section 8(e)(3) (12 U.S.C. Section 1818(e)(3)) or 8(g) (12 U.S.C. Section 1818(g)) of
             the Federal Deposit Insurance Act, as amended, the Employer's obligations under this contract shall be suspended as of the date of service, unless stayed by appropriate proceedings. If the charges in the notice are dismissed, the Employer may in its discretion (A) pay the Executive all or part of the compensation withheld while their contract obligations were suspended and (B) reinstate (in whole or in part) any of the obligations which were suspended.

                          (ii) If the Executive is removed and/or permanently
             prohibited from participating in the conduct of the Employer's affairs by an order issued under Section 8(e) (12 U.S.C. Section 1818(e)) or 8(g) (12 U.S.C. Section 1818(g)) of the Federal Deposit Insurance Act, as amended, all obligations of the Employer under this contract shall terminate as of the effective date of the order, but vested rights of the contracting parties shall not be affected.

                          (iii) If the Employer is in default as defined in
             Section 3(x) (12 U.S.C. Section 1813(x)(1)) of the Federal Deposit Insurance Act, as amended, all obligations of the Employer under this contract shall terminate as of the date of default, but this paragraph shall not affect any vested rights of the contracting parties.

                          (iv) All obligations of the Employer under this
             contract shall be terminated, except to the extent determined that continuation of the contract is necessary for the continued operation of the institution by the Federal Deposit Insurance Corporation (the "FDIC"), at the time the FDIC enters into an agreement to provide assistance to or on behalf of the Employer under the authority contained in Section 13(c) (12 U.S.C. Section 1823(c)) of the Federal Deposit Insurance Act, as amended, or when the Employer is determined by the FDIC to be in an unsafe or unsound condition. Any rights of the parties that have already vested, however, shall not be affected by such action.

         5. NON-COMPETITION COVENANT.

            (a) RESTRICTIVE COVENANT. The Employer and the Executive have jointly reviewed the customer lists and operations of the Employer and have agreed that the primary service area of the Employer's lending and deposit taking functions in which the Employer has and will actively participate extends separately to each area which encompasses a fifty (50) mile radius from the main office of the Employer. Therefore, as an essential ingredient of and in consideration of this Agreement and the payment of the amounts described in
Section 2, the Executive hereby agrees that, except with the express prior written consent of the Employer, for a period of one (1) year after the termination of the Executive's employment with the Employer (the "Restrictive Period"), he will not directly or indirectly compete with the business of the Employer, including, but not by way of limitation, by directly or indirectly owning, managing, operating, controlling, financing, or by directly or indirectly serving as an employee, officer or director of or consultant to, or by soliciting or inducing, or attempting to solicit or induce, any employee or agent of Employer to terminate employment with Employer and become employed by any person, firm, partnership, corporation, trust or other entity which owns or operates, a bank, savings and loan association, credit union or similar financial institution (a "Financial Institution") within a fifty (50) mile radius of the Employer's main office (the "Restrictive Covenant"). If the Executive violates the Restrictive Covenant and the Employer brings legal action for injunctive or other relief, the Employer shall not, as a result of the time involved in obtaining such relief, be deprived of the benefit of the full period of the Restrictive Covenant. Accordingly, the Restrictive Covenant shall be deemed to have the duration specified in this Section 5(a) computed from the date the relief is granted but reduced by the time between the period when the Restrictive Period began to run and the date of the first violation of the Restrictive Covenant by the Executive. In the event that a successor assumes and agrees to perform this Agreement, this Restrictive Covenant shall continue to apply only to the primary service area of the Employer as it existed immediately before such assumption and shall not apply to any of the successor's other offices. The foregoing Restrictive Covenant shall not prohibit the Executive from owning directly or indirectly capital stock or similar securities which are listed on a securities exchange or quoted on the National Association of Securities Dealers Automated Quotation System which do not represent more than five percent (5%) of the outstanding capital stock of any Financial Institution.

            (b) REMEDIES FOR BREACH OF RESTRICTIVE COVENANT. The Executive acknowledges that the restrictions contained in Sections 3 and 5(a) of this Agreement are reasonable and necessary for the protection of the legitimate business interests of the Employer, that any violation of these restrictions would cause substantial injury to the Employer and such interests, that the Employer would not have entered into this Agreement with the Executive without receiving the additional consideration offered by the Executive in binding himself to these restrictions and that such restrictions were a material inducement to the Employer to enter into this Agreement. In the event of any violation or threatened violation of these restrictions, the Employer, in addition to and not in limitation of, any other rights, remedies or damages available to the Employer under this Agreement or otherwise at law or in equity, shall be entitled to preliminary and permanent injunctive relief to prevent or restrain any such violation by the Executive and any and all persons directly or indirectly acting for or with him, as the case may be.

         6. INTERCORPORATE TRANSFERS. If the Executive shall be voluntarily transferred to an affiliate of the Employer, such transfer shall not be deemed to terminate or modify this Agreement and the employing corporation to which the Executive shall have been transferred shall, for all purposes of this Agreement, be construed as standing in the same place and stead as the Employer as of the date of such transfer. For purposes hereof, an affiliate of the Employer shall mean any corporation directly or indirectly controlling, controlled by, or under common control with the Employer.

         7. INTEREST IN ASSETS. Neither the Executive nor his estate shall acquire hereunder any rights in funds or assets of the Employer, otherwise than by and through the actual payment of amounts payable hereunder; nor shall the Executive or his estate have any power to transfer, assign, anticipate, hypothecate or otherwise encumber in advance any of said payments; nor shall any of such payments be subject to seizure for the payment of any debt, judgment, alimony, separate maintenance or be transferable by operation of law in the event of bankruptcy, insolvency or otherwise of the Executive.

         8. INDEMNIFICATION.

            (a) The Employer shall provide the Executive (including his heirs, personal representatives, executors and administrators) for the term of this Agreement with coverage under a standard directors' and officers' liability insurance policy at its expense.

            (b) In addition to the insurance coverage provided for in paragraph
(a) of this Section 8, the Employer shall hold harmless and indemnify the Executive (and his heirs, executors and administrators) to the fullest extent permitted under applicable law against all expenses and liabilities reasonably incurred by him in connection with or arising out of any action, suit or proceeding in which he may be involved by reason of his having been an officer of the Employer (whether or not he continues to be an officer at the time of incurring such expenses or liabilities), such expenses and liabilities to include, but not be limited to, judgments, court costs and attorneys' fees and the cost of reasonable settlements.

            (c) In the event the Executive becomes a party, or is threatened to be made a party, to any action, suit or proceeding for which the Employer has agreed to provide insurance coverage or indemnification under this Section 8, the Employer shall, to the full extent permitted under applicable law, advance all expenses (including reasonable attorneys' fees), judgments, fines and amounts paid in settlement (collectively "Expenses") incurred by the Executive in connection with the investigation, defense, settlement, or appeal of any threatened, pending or completed action, suit or proceeding, subject to receipt by the Employer of a written undertaking from the Executive: (i) to reimburse the Employer for all Expenses actually paid by the Employer to or on behalf of the Executive in the event it shall be ultimately determined that the Executive is not entitled to indemnification by the Employer for such Expenses; and (ii) to assign to the Employer all rights of the Executive to indemnification, under any policy of directors' and officers' liability insurance or otherwise, to the extent of the amount of Expenses actually paid by the Employer to or on behalf of the Executive.

         9. GENERAL PROVISIONS.

            (a) SUCCESSORS; ASSIGNMENT. This Agreement shall be binding upon and inure to the benefit of the Executive, the Employer and his and its respective personal representatives, successors and assigns, and any successor or assign of the Employer shall be deemed the "Employer" hereunder. The Employer shall require any successor to all or substantially all of the business and/or assets of the Employer, whether directly or indirectly, by purchase, merger, consolidation, acquisition of stock, or otherwise, by an agreement in form and substance satisfactory to the Executive, expressly to assume and agree to perform this Agreement in the same manner and to the same extent as the Employer would be required to perform if no such succession had taken place.

            (b) ENTIRE AGREEMENT; MODIFICATIONS. This Agreement constitutes the entire agreement between the parties respecting the subject matter hereof, and supersedes all prior negotiations, undertakings, agreements and arrangements with respect thereto, whether written or oral. Except as otherwise explicitly provided herein, this Agreement may not be amended or modified except by written agreement signed by the Executive and the Employer.

            (c) ENFORCEMENT AND GOVERNING LAW. The provisions of this Agreement shall be regarded as divisible and separate; if any of said provisions should be declared invalid or unenforceable by a court of competent jurisdiction, the validity and enforceability of the remaining provisions shall not be affected thereby. This Agreement shall be construed and the legal relations of the parties hereto shall be determined in accordance with the laws of the State of Indiana without reference to the law regarding conflicts of law.

            (d) ARBITRATION. Any dispute or controversy arising under or in connection with this Agreement shall be settled exclusively by arbitration, conducted before a panel of three arbitrators sitting in a location selected by the Executive within twenty-five (25) miles from the location of the Employer, in accordance with the rules of the American Arbitration Association then in effect. Judgment may be entered on the arbitrator's award in any court having jurisdiction; provided, however, that the Executive shall be entitled to seek specific performance of his right to be paid through the date of termination during the pendency of any dispute or controversy arising under or in connection with this Agreement.

            (e) LEGAL FEES. All reasonable legal fees paid or incurred by the Executive pursuant to any dispute or question of interpretation relating to this Agreement shall be paid or reimbursed by the Employer if the Executive is successful on the merits pursuant to a legal judgment, arbitration or settlement.

            (f) WAIVER. No waiver by either party at any time of any breach by the other party of, or compliance with, any condition or provision of this Agreement to be performed by the other party, shall be deemed a waiver of any similar or dissimilar provisions or conditions at the same time or any prior or subsequent time.

            (g) NOTICES. Notices pursuant to this Agreement shall be in writing and shall be deemed given when received; and, if mailed, shall be mailed by United States registered or certified mail, return receipt requested, postage prepaid; and if to the Employer, addressed to the principal headquarters of the Employer, attention: Chairman; or, if to the Executive, to the address set forth below the Executive's signature on this Agreement, or to such other address as the party to be notified shall have given to the other.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.


ST. JOSEPH CAPITAL CORPORATION                  JOHN ROSENTHAL

BY:  /s/ Arthur H. McElwee, Jr.                 /s/ John W. Rosenthal
         Arthur H McElwee, Jr.                  2426 Redfield Street
         Chairman, Human Resources Committee    Niles, Michigan  49120